EXHIBIT 23.1


                 Consent of Independent Auditors






The Board of Directors and Stockholders
PLM International, Inc.


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report on the financial statements of PLM International, Inc. refers to a change in the method of accounting for income taxes.




                              KPMG PEAT MARWICK


                              /s/ KPMG PEAT MARWICK
San Francisco, California
August 1, 1994